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                                                                   EXHIBIT 10(q)


                CONTINUING EMPLOYMENT AND SEPARATION AGREEMENT
                ----------------------------------------------

     This Continuing Employment and Separation Agreement ("Agreement") between Tidewater Inc, a Delaware corporation (the "Company"), and Richard M. Currence (the "Employee") is dated as of December 31, 2000 (the "Agreement Date") and shall be effective as of the Agreement Date subject to the limitations set forth in Article VI hereof.

                             W I T N E S S E T H:

     WHEREAS, Employee currently is employed by the Company as Executive Vice President;

     WHEREAS, the Company desires to retain the services of Employee pursuant to the terms of this Agreement, subject to Employee's acceptance of the conditions stated herein;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I
                         EMPLOYMENT CAPACITY AND TERM

     1. CAPACITY AND DUTIES OF EMPLOYEE. The Employee shall continue to be employed by the Company to render services on behalf of the Company as Executive Vice President. As an Executive Vice President, the Employee shall perform such duties, consistent with the Employee's job title, as may be prescribed from time to time by the Board of Directors of the Company (the "Board") and/or the Company's Chief Executive Officer.

     2. EMPLOYMENT TERM. The term of this Agreement (the "Employment Term") shall commence on the Agreement Date and shall continue through March 31, 2003 or such earlier date on which Employee's status as an employee is terminated pursuant to Article III of this Agreement. It is the understanding of the parties that Employee's employment relationship with the Company will terminate upon the expiration of the Employment Term unless earlier terminated under the terms hereof. It is expressly understood and agreed by Employee that he will have no right to or expectation of continued employment in any capacity upon expiration of the Employment Term.

     3. DEVOTION TO RESPONSIBILITIES. During the Employment Term, the Employee shall devote that portion of his business time reasonably requested by the Chief Executive Officer to the business of the Company and shall use his reasonable best efforts to perform faithfully and efficiently his duties under this Agreement.

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                                  ARTICLE II
                           COMPENSATION AND BENEFITS

     During the Employment Term, the Company shall provide the Employee with the compensation and benefits described below:

     1. SALARY. An annual salary ("Base Salary") of $44,445 for each calendar year during the Employment Term payable monthly. Base salary for the final three-month period of the Employment Term shall be $11,110.

     2. BONUS. Employee shall be paid a bonus of $208,800 as his annual incentive bonus for fiscal year 2001. Employee shall also be paid an additional bonus of $100,000. Both bonuses shall be paid on the later of December 29, 2000 or the date the revocation period described in Article VI, Section 1 has expired.

     3. ADDITIONAL PAYMENTS AND BENEFITS. The Company shall provide the Employee with the following additional payments, fringe benefits and perquisites:

          (a) Supplemental Executive Retirement Plan Benefit. In addition to any Base Salary and bonus payable to Employee hereunder, the Employee shall be entitled to receive from the Company, commencing on the Agreement Date, benefits under the Company's Supplemental Executive Retirement Plan (the "SERP"), payable from time to time in accordance with the provisions of the SERP (the "SERP Benefit"). The Company and Employee agree that payment of the SERP Benefit shall commence on the later of January 1, 2001 or the date the revocation period described in Article VI, Section 1 has expired and such payments shall continue on the first of each month thereafter. The SERP Benefit shall be calculated based upon the prospective inclusion of service to the Company through December 31, 2002. It is understood and agreed that this SERP Benefit shall not be used as a basis of calculation for entitlement to any increased benefits under any other benefit plans of the Company.

          (b) Other Benefits. During the Employment Term, the Employee shall be entitled to certain benefits as specifically set forth hereinafter.

              (1) Participation in the Tidewater Health Care Plan and the Executive Medical Plan;

              (2)  Participation in the Tidewater Pension Plan;

              (3) Participation in the Tidewater 401(k) Savings Plan; (but the Company's matching contribution will be limited to 50% of amount deferred up to 6% of the annual Base Salary of $44,445;

              (4)  Participation in Administrative Long Term Disability Plan;

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              (5)  Participation in the Tidewater Life Insurance Plan (limited to 1.2 times annual Base Salary of $44,445.) Any participation in the Supplemental Life Insurance Plan will continue to be fully paid by the employee;

              (6) Participation in the Tidewater AD&D Plan (limited to 1.2 times annual Base Salary of $44,445.) Any participation in the Supplemental AD&D plan will continue to be fully paid by the employee;

              (7) Participation in the Tidewater Business Travel Plan, covered while traveling on Company business;

              (8) Participation in the Tidewater Employees' Supplemental Savings Plan; and

              (9) Office space through May 2001 which may be provided on a shared basis with other employees.

It is understood and agreed that the annual Base Salary of $44,445 shall be the compensation amount used in calculating the benefits due under all of the foregoing enumerated plans.

     During the Employment Term, the Employee will not be entitled to the following:

              (1) Employee shall no longer participate in the Management Annual Incentive Plan, or any successor or additional annual incentive plan;

              (2) Employee shall not accrue additional benefits under the SERP after December 31, 2000;

              (3) Employee shall not be entitled to additional grants of stock options or other stock awards under the Company's stock incentive plans;

              (4) The Change of Control Agreement between the Company and Employee shall terminate as described in Article VI,
                   Section 4;

              (5) The use of the Company aircraft, except for business functions where specific prior approval for use of the aircraft has been obtained;

              (6) Secretarial services, except on a pooled basis, and as available;

              (7) Reimbursement for social or business club or association dues; and

              (8) Reserved parking space (although the Company will reimburse for parking expenses while performing Company business).

                                       3
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     4.  EXPENSES.  The Employee shall be reimbursed for reasonable out-of-
pocket expenses incurred from time to time on behalf of the Company or any subsidiary in the performance of his duties under this Agreement, upon the presentation of such supporting invoices, documents and forms as the Company reasonably requests. However, Employee should obtain prior approval for any particular expense which is expected to exceed $1,000 in the aggregate.

                                  ARTICLE III
                           TERMINATION OF EMPLOYMENT

     1. DEATH. The Employee's status as an employee will terminate immediately and automatically upon the Employee's death prior to March 31, 2003.

     2. CAUSE. The Company may terminate the Employee's status as an employee for Cause. As used herein, termination by the Company of the Employee's status as an employee for "Cause" shall mean termination as a result of (a) the Employee's breach of this Agreement, or (b) the willful engaging by the Employee in gross misconduct injurious to the Company, which in either case is not remedied within 10 days after the Company provides written notice to the Employee of such breach or willful misconduct.

     3. NOTICE OF TERMINATION. Any termination by the Company for Cause shall be communicated by Notice of Termination to the Employee given in accordance with Article VII, Section 2 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice that (a) indicates the specific termination provision in this Agreement relied upon (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provisions so indicated and (c) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice).
The failure by the Company to set forth in the Notice of Termination any fact or circumstance that contributes to a showing of Cause shall not negate the effect of the notice nor waive any right of the Employee or the Company, respectively, hereunder, or preclude the Company from asserting such fact or circumstance in enforcing the Company's rights hereunder.

     4. DATE OF TERMINATION. "Date of Termination" means (a) if Employee's employment is terminated by reason of his death, the date of the death of Employee, and (b) if Employee's employment is terminated by the Company for Cause, the date of delivery of the Notice of Termination or any later date specified therein, (which date shall not be more than 30 days after the giving of such notice) as the case may be.

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                                  ARTICLE IV
                         OBLIGATIONS UPON TERMINATION

     1. DEATH. If the Employee's status as an employee is terminated by reason of the Employee's death during the Employment Term, the Employee's estate, heirs or other legal representatives, as appropriate, shall continue to receive the salary payments provided herein during the Employment Term until the commencement of benefits under the Company's Pension Plan. In all other respects, this Agreement shall terminate upon death without further obligations to the Employee's estate, heirs or other legal representatives under this Agreement, other than the obligation to make any payments due to Employee pursuant to employee benefit plans maintained by the Company or its subsidiaries.

     2. CAUSE. If the Employee's status as an employee is terminated by the Company for Cause during the Employment Term, this Agreement shall terminate without further obligation to the Employee other than for obligations imposed by law and obligations imposed pursuant to any employee benefit plan maintained by the Company or its subsidiaries.

     3. STOCK OPTION PLANS. The terms of the Company's 1992 Stock Option and Restricted Stock Plan and the Company's 1997 Stock Incentive Plan and agreements thereunder shall govern the treatment of the Employee's stock options in the event of termination of employment.

                                   ARTICLE V
             NONDISCLOSURE, NONCOMPETITION AND PROPRIETARY RIGHTS

     1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

          (a) "Confidential Information" means any information, knowledge or data of any nature and in any form (including information that is electronically transmitted or stored on any form of magnetic or electronic storage media) relating to the past, current or prospective business or operations of the Company and its subsidiaries, that at the time or times concerned is not generally known to persons engaged in businesses similar to those conducted or contemplated by the Company and its subsidiaries (other than information known by such persons through a violation of an obligation of confidentiality to the Company), whether produced by the Company and its subsidiaries or any of their consultants, agents or independent contractors or by Employee, and whether or not marked confidential, including without limitation information relating to the Company's or its subsidiaries' services, business plans, business acquisitions, processes, research and development methods or techniques, training methods and other operational methods or techniques, quality assurance procedures or standards, operating procedures, files, plans, specifications, proposals, drawings, charts, graphs, support data, trade secrets, supplier lists, supplier information, purchasing methods or practices, distribution and selling activities, consultants' reports, marketing and engineering or other technical studies, maintenance records, employment or personnel data, marketing data, strategies or techniques, financial reports, budgets, projections, cost analyses, price lists, formulae and analyses, employee lists, customer records, customer lists, customer source lists, proprietary computer software, and internal notes and memoranda relating to any of the foregoing.

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          (b) "Business" means the business of providing vessel services for the offshore oil and gas industry.

     2. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. During the Employment Term, Employee shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information which shall have been obtained by Employee during Employee's employment (whether prior to or after the Agreement Date) and shall use such Confidential Information solely within the scope of his employment with and for the exclusive benefit of the Company. For a period of five years after the expiration of the Employment Term, Employee agrees (a) not to communicate, divulge or make available to any person or entity (other than the Company) any such Confidential Information, except upon the prior written authorization of the Company or as may be required by law or legal process, and (b) to deliver promptly to the Company any Confidential Information in his possession, including any duplicates thereof and any notes or other records Employee has prepared with respect thereto. In the event that the provisions of any applicable law or the order of any court would require Employee to disclose or otherwise make available any Confidential Information, Employee shall give the Company prompt prior written notice of such required disclosure and an opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings.

     3. LIMITED COVENANT NOT TO COMPETE. For a period of two years commencing on the Agreement Date (the "Restricted Period"), Employee agrees that within any parish of the State of Louisiana (as set forth in Appendix A), or any other jurisdiction (whether within or outside the United States), in which the Company or any of its subsidiaries or joint ventures carries on the Business, so long as the Company or any of its subsidiaries or joint ventures carries on a like line of business therein (collectively, the "Subject Areas"), Employee will restrict his activities within the Subject Areas during the Restricted Period as follows:

          (a) Employee will not, directly or indirectly, for himself or others, own, manage, operate, control, be employed in an executive, managerial or supervisory capacity by, or otherwise engage or participate in or allow his skill, knowledge, experience or reputation to be used in connection with, the ownership, management, operation or control of, any company or other business enterprise engaged in the Business within any of the Subject Areas; provided, however, that nothing contained herein shall prohibit Employee from making passive investments as long as Employee does not beneficially own more than 2% of the equity interests of a business enterprise engaged in the Business within any of the Subject Areas. For purposes of this paragraph, "beneficially own" shall have the same meaning ascribed to that term in Rule 13d-3 under the Securities Exchange Act of 1934.

          (b) Employee will not call upon any customer of the Company or its subsidiaries for the purpose of soliciting, diverting or enticing away the business of such person or entity, or otherwise disrupting any previously established relationship existing between such person or entity and the Company or its subsidiaries;

                                       6
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          (c) Employee will not solicit, induce, influence or attempt to influence any supplier, lessor, licensor, potential acquiree or any other person who has a business relationship with the Company or its subsidiaries, or who is engaged in discussions or negotiations to enter into a business relationship with the Company or its subsidiaries, to discontinue or reduce the extent of such relationship with the Company or its subsidiaries; and

          (d) Employee will not make contact with any of the employees of the Company or its subsidiaries with whom he had contact during the course of his employment with the Company for the purpose of soliciting such employee for hire, whether as an employee or independent contractor, or otherwise disrupting such employee's relationship with the Company or its subsidiaries.

          (e) Employee will not hire, on behalf of himself or any company engaged in the Business, any employee of the Company or its subsidiaries as an employee or independent contractor, whether or not such engagement is solicited by Employee.

     Employee agrees that he will from time to time upon the Company's request promptly execute any supplement, amendment, restatement or other modification of Appendix A as may be necessary or appropriate to correctly reflect the jurisdictions which, at the time of such modification, should be covered by Appendix A and this Article V Section 3. Furthermore, Employee agrees that all references to Appendix A in this Agreement shall be deemed to refer to Appendix A as so supplemented, amended, restated or otherwise modified from time to time.

     4. PROPRIETARY RIGHTS. The Employee agrees to and hereby does assign to the Company all his right, title and interest in and to all inventions, business plans, work models or procedures, whether or not patentable, which are made or conceived solely or jointly by him:

          (a) At any time during the term of his employment by the Company, or

          (b) With the use of time or materials of the Company.

          The Employee agrees to communicate to the Company or its representatives all facts known to him concerning such matters, to sign all necessary instruments, make all necessary oaths and generally, at the Company's expense, to do everything reasonably practicable (without expense to the Employee) to aid the Company in obtaining and enforcing proper legal protection for all such matters in all countries and in vesting title to such matters in the Company. At the Company's request (during or after the term of this Agreement) and expense, the Employee will promptly execute a specific assignment of title to the Company, and perform any other acts reasonably necessary to implement the foregoing assignment.

     5. INJUNCTIVE RELIEF; OTHER REMEDIES. Employee acknowledges that a breach by Employee of Section 2, 3 or 4 of this Article V would cause immediate and irreparable harm to the Company for which an adequate monetary remedy does not exist; hence, Employee agrees that, in the event of a breach or threatened breach by Employee of the provisions of Section 2, 3 or 4 of this Article V during or after the Employment Term, the Company shall be entitled to injunctive relief

                                       7
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restraining Employee from such violation without the necessity of proof of actual damage or the posting of any bond, except as required by non-waivable, applicable law. Nothing herein, however, shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity to which the Company may be entitled under applicable law in the event of a breach or threatened breach of this Agreement by Employee, including without limitation the recovery of damages and/or costs and expenses, such as reasonable attorneys' fees, incurred by the Company as a result of any such breach. In addition to the exercise of the foregoing remedies, the Company shall have the right upon the occurrence of any such breach to cancel any unpaid salary, bonus, commissions or reimbursements otherwise outstanding at the end of the Employment Term. In particular, Employee acknowledges that the payments provided hereunder are conditioned upon Employee fulfilling any noncompetition and nondisclosure agreements contained in this Article V. In the event Employee shall at any time materially breach any noncompetition or nondisclosure agreements contained in this Article V, the Company may suspend or eliminate payments under Article IV during the period of such breach. Employee acknowledges that any such suspension or elimination of payments would be an exercise of the Company's right to suspend or terminate its performance hereunder upon Employee's breach of this Agreement; such suspension or elimination of payments would not constitute, and should not be characterized as, the imposition of liquidated damages.

     6. REQUESTS FOR WAIVER IN CASES OF UNDUE HARDSHIP. In the event that Employee should find any of the limitations of Article V, Section 3 (including without limitation the geographic restrictions of Appendix A) to impose a severe hardship on Employee's ability to secure other employment, Employee may make a request to the Company for a waiver of the designated limitations before accepting employment that otherwise would be a breach of Employee's promises and obligations under this Agreement. Such request must be in writing and clearly set forth the name and address of the organization with that employment is sought and the location, position and duties that Employee will be performing. The Company will consider the request and, in its sole discretion, decide whether and on what conditions to grant such waiver.

     7. GOVERNING LAW OF THIS ARTICLE V; CONSENT TO JURISDICTION. Any dispute regarding the reasonableness of the covenants and agreements set forth in this
Article V, or the territorial scope or duration thereof, or the remedies available to the Company upon any breach of such covenants and agreements, shall be governed by and interpreted in accordance with the laws of the State of the United States in which the alleged prohibited competing activity or disclosure occurs, and, with respect to each such dispute, the Company and Employee each hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts sitting in the relevant State for resolution of such dispute or in the case of prohibited competing activity or disclosure occurring outside of the United States, the Company and the Employee each irrevocably consent to the exclusive jurisdiction of the federal courts sitting in Louisiana for resolution of such dispute, and the Company and Employee agree to be irrevocably bound by any judgment rendered thereby in connection with such dispute, and further agree that service of process may be made upon him or it in any legal proceeding relating to this Article V and/or Appendix A by any means allowed under the laws of such jurisdiction. Each party irrevocably waives any objection he or it may have as to the venue of any such suit, action or proceeding brought in such a court or that such a court is an inconvenient forum.

                                       8
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     8.  EMPLOYEE'S UNDERSTANDING OF THIS ARTICLE. Employee acknowledges that the geographic scope and duration of the covenants contained in Article V
Section 3 are the result of arm's-length bargaining and are fair and reasonable in light of (i) the importance of the functions performed by Employee, (ii) the nature and wide geographic scope of the operations of the Company and its subsidiaries, (iii) Employee's level of control over and contact with the business and operations of the Company and its subsidiaries in all jurisdictions where same are conducted and (iv) the fact that all facets of the Business are conducted by the Company and its subsidiaries throughout the geographic area where competition is restricted by this Agreement. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permitted under applicable law, whether now or hereafter in effect and, therefore, to the extent permitted by applicable law, the parties hereto waive any provision of applicable law that would render any provision of this Article V invalid or unenforceable.

                                  ARTICLE VI
                WAIVERS; RIGHT OF REVOCATION; CHANGE OF CONTROL

     1. WAIVER AND RELEASE BY EMPLOYEE. In consideration of the Company's agreement to enter into and to provide the terms of this Agreement, Employee hereby and forever, irrevocably and unconditionally, waives and releases any and all rights, claims and causes of action against the Company of whatever kind or nature, known or unknown, asserted or unasserted, that may have arisen prior to or that may exist as of the date of Employee's execution and acceptance of this Agreement or that may arise in connection with the expiration of the Employment Term and the termination of Employee's employment pursuant to the terms of this Agreement. It is expressly understood and agreed that the claims covered by Employee's release include, but are not limited to, any and all claims or rights arising or that could be asserted under the Employee Retirement Income Security Act, 29 U.S.C. (S) 1001 et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S) 2000e et seq.; the Age Discrimination in Employment Act, 29 U.S.C.
(S) 621 et seq.; the Americans with Disabilities Act, 42 U.S.C. (S) 12101 et seq.; the Louisiana Employment Discrimination Law, La. R.S. 23:331 et seq.; the Louisiana penalty wage statute, La. R.S. (S) 631 and 632; or any other federal, state, or local statute, law, rule or regulation concerning employment discrimination or otherwise concerning the employment relationship. In addition, it is understood and agreed that by this Agreement, Employee waives any claims he may have against the Company based on any other theory of liability, statutory or non-statutory, in contract or in tort, including, but not limited to, claims for wrongful or constructive discharge, breach of any express or implied employment contract or agreement, breach of any covenant of good faith and fair dealing, fraud, defamation, or any personal or emotional injury. It is further understood and agreed that the parties covered by Employee's release include the Company's present and former shareholders, officers, directors, employees, agents, insurers, assigns, predecessors, and successors, and that any reference to the Company in this Agreement is understood to include all of the foregoing persons or entities.

     2. REVIEW AND CONSULTATION; INFORMATION PROVIDED TO EMPLOYEE. It is understood and agreed that Employee has entered into and executed this Agreement voluntarily and that such execution by Employee is not based upon any representations or promises of any kind made by the Company or any of its representatives except as expressly recited in this Agreement. Employee further acknowledges that he has read and fully understands each paragraph of this Agreement, that

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he was advised in writing by the Company to consult with an attorney prior to executing this Agreement, and that he has availed himself of legal or other counsel to the full extent that he desires. Employee also acknowledges that he was advised in writing by the Company that he could take up to forty-five (45) days within which to consider and sign this Agreement and that he has considered this Agreement to the full extent that he desires. Employee further acknowledges that prior to or upon the commencement of the forty-five day period, he was provided with the following information in writing:

     (a) the names of all employees who were offered and eligible to participate in this continuing employment and separation program;

     (b)  the eligibility factors for participation in this program;

     (c)  the time limits applicable to this program;

     (d) the job titles and ages of all individuals eligible for and selected to participate in this program; and

     (e) the ages of all persons in the same job classification who are not eligible for participation in this program.

Finally, Employee agrees and acknowledges that the consideration provided under this Agreement is in addition to any other payments, benefits or other things of value to which he is entitled and that he would not be entitled to any of the consideration provided under this Agreement in the absence of his execution and acceptance of this Agreement.

     3. RIGHT OF REVOCATION. Employee shall have seven (7) days following his execution of this Agreement within which to exercise a right of revocation, and this Agreement will not be enforceable or effective, and no payments shall be made hereunder, until the expiration of such seven-day period. Any such revocation of this Agreement must be communicated in writing and delivered in person or by fax to the Company as specified in Article VII, Section 2 not later than the close of business on the seventh (7th) day following Employee's execution of this Agreement. Otherwise, such revocation shall be of no force or effect.

     4. TERMINATION OF CHANGE OF CONTROL AGREEMENT. In consideration of the Company's agreement to enter into and provide the terms of this Agreement, concurrently with the execution hereof Employee shall execute and deliver to the Company a termination of the Change of Control Agreement, dated October 1, 1999, by and between Employee and the Company, substantially in the form attached hereto as Appendix B.

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                                  ARTICLE VII
                                 MISCELLANEOUS

     1.  BINDING EFFECT.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

          (b) This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

          (c) The Company shall require any successor to or assignee of (whether direct or indirect, by purchase, merger, consolidation or otherwise) all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

     2. NOTICES. All notices hereunder must be in writing and shall be deemed to have given upon receipt of delivery by: (a) hand (against a receipt therefore), (b) certified or registered mail, postage prepaid, return receipt requested, (c) a nationally recognized overnight courier service (against a receipt therefore) or (d) telecopy transmission with confirmation of receipt. All such notices must be addressed as follows:

     If to the Company, to:

     Tidewater Inc.
     Pan American Life Center
     601 Poydras Street, Suite 1900
     New Orleans, Louisiana  70130
     Attn:  Cliffe F. Laborde
            Executive Vice President and Secretary

     If to the Employee, addressed to:

     Richard M. Currence
     Pan American Life Center
     601 Poydras Street, Suite 1900
     New Orleans, Louisiana  70130

or such other address as to which any party hereto may have notified the other in writing.

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     3.  GOVERNING LAW.  This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Louisiana without regard to principles of conflict of laws, except as expressly provided in Article V Section 7 above with respect to the resolution of disputes arising under, or the Company's enforcement of, Article V of this Agreement.

     4. WITHHOLDING. The Employee agrees that the Company has the right to withhold, from the amounts payable pursuant to this Agreement, all amounts required to be withheld under applicable income and/or employment tax laws, or as otherwise stated in documents granting rights that are affected by this Agreement.

     5. SEVERABILITY. If any term or provision of this Agreement (including without limitation those contained in Appendix A), or the application thereof to any person or circumstance, shall at any time or to any extent be invalid, illegal or unenforceable in any respect as written, Employee and the Company intend for any court construing this Agreement to modify or limit such provision temporally, spatially or otherwise so as to render it valid and enforceable to the fullest extent allowed by law. Any such provision that is not susceptible of such reformation shall be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

     6. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

     7. REMEDIES NOT EXCLUSIVE. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all other rights and remedies provided to them by applicable law, rule or regulation.

     8. COMPANY'S RESERVATION OF RIGHTS. Employee acknowledges and understands that the Employee serves at the pleasure of the Board and that the Company has the right at any time to terminate Employee's status as an employee of the Company, or to change or diminish his status during the Employment Term, subject to the rights of the Employee to claim the benefits conferred by this Agreement.

     9. JURY TRIAL WAIVER. THE PARIES HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT.

     10. SURVIVAL. The rights and obligations of the Company and Employee contained in Article V of this Agreement shall survive the termination of the Agreement. Following the Date of Termination, each party shall have the right to enforce all rights, and shall be bound by all obligations, of such party that are continuing rights and obligations under this Agreement.

     11. CODE OF BUSINESS CONDUCT. Employee acknowledges and agrees to comply with the Company's Code of Business Conduct during the Employment Term. To the extent that this Agreement imposes more stringent restrictions on Employee's activities than the restrictions contained in the Company's Code of Business Conduct, the terms of this Agreement shall govern.

     12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Employee have caused this Agreement to be executed as of the Agreement Date.

                                        TIDEWATER INC.



Date of Execution:   12/31/00           By:  /s/ William C. O'Malley
                  --------------             -----------------------
                                             William C. O'Malley
                                             Chairman, Chief Executive
                                             Officer and President


                                        EMPLOYEE:


Date of Execution:    12/31/00          By:    /s/ Richard M. Currence
                   --------------              -----------------------
                                        Name:  Richard M. Currence

                                                                      APPENDIX A

                      Parishes of the State of Louisiana



Acadia                                       Madison
Allen                                        Morehouse
Ascension                                    Natchitoches
Assumption                                   Orleans
Avoyelles                                    Ouachita
Beauregard                                   Plaquemines
Bienville                                    Pointe Coupee
Bossier                                      Rapides
Caddo                                        Red River
Calcasieu                                    Richland
Caldwell                                     Sabine
Cameron                                      St. Bernard
Catahoula                                    St. Charles
Claiborne                                    St. Helena
Concordia                                    St. James
DeSoto                                       St. John the Baptist
East Baton Rouge                             St. Landry
East Carroll                                 St. Martin
East Feliciana                               St. Mary
Evangeline                                   St. Tammany
Franklin                                     Tangipahoa
Grant                                        Tensas
Iberia                                       Terrebonne
Iberville                                    Union
Jackson                                      Vermillion
Jefferson                                    Vernon
Jefferson Davis                              Washington
Lafayette                                    Webster
Lafourche                                    West Baton Rouge
LaSalle                                      West Carroll
Lincoln                                      West Feliciana
Livingston                                   Winn

                                                                      APPENDIX B

                  TERMINATION OF CHANGE OF CONTROL AGREEMENT

     This TERMINATION OF CHANGE OF CONTROL AGREEMENT (this "Termination Agreement"), dated as of December 31, 2000, is by and between Tidewater Inc. (the "Company"), a Delaware corporation and Richard M. Currence (the "Employee").

     WHEREAS, the parties hereto desire that that certain Change of Control Agreement dated as of October 1, 1999, by and between Employee and the Company (the "Change of Control Agreement") be terminated and of no further force or effect.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Termination. Employee and the Company agree that, upon the effectiveness of that Continuing Employment and Separation Agreement, dated as of the date hereof, by and between Employee and the Company, and subject to the limitations set forth in Article VI thereof, which shall apply equally to this Termination Agreement, the Change of Control Agreement be and it hereby is terminated and is of no further force or effect.

     2. Miscellaneous. This Termination Agreement shall be governed by and construed in accordance with the substantive laws of the State of Louisiana, without giving effect to the choice of law provisions of such state. This Termination Agreement may be executed in counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart thereof. Each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have signed this Termination Agreement as of the day and year first above written.

                                   TIDEWATER INC.


                                   By:       s/ William C. O'Malley
                                             ------------------------
                                             William C. O'Malley
                                             Chairman, Chief Executive
                                             Officer and President



                                             s/Richard M. Currence
                                             ---------------------------
                                             Richard M. Currence

                                      B-1